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                                                                   Exhibit 4.5



                             WCK ACQUISITION CORP.
                             STOCK OPTION AGREEMENT

        STOCK OPTION AGREEMENT, dated as of June 27, 1988, between WCK Acquisition Corp., a Delaware corporation (the "Corporation"), and Mel Karmazin (the "Employee").

        The Board of Directors of the Corporation (the "Board") has granted to the Employee, effective immediately, an option to purchase an aggregate of 475,770 shares of the Corporation's Class B Common Stock, par value $0.01 per share (the "Class B Shares").

        Pursuant to the Agreement and Plan of Merger, dated as of June 22, 1988 (the "Merger Agreement"), between the Corporation and Infinity Broadcasting Corporation, a Delaware corporation ("Infinity" or the "Surviving Corporation"), the Corporation will merge with and into Infinity (the "Merger"), and Infinity will assume all of the outstanding obligations of the Corporation, including the Corporation's obligations hereunder.

        To evidence the stock option so granted, and to set forth its terms and conditions, the Corporation and the Employee hereby agree as follows:

        1. CONFORMATION OF GRANT SUBJECT TO PLAN: OPTION PRICE. The Corporation hereby evidences and confirms its grants to the Employee, on the effective date set forth above, of an option (the "Option") to purchase 475,770 Class B Shares at an option price of $0.10 per share.

        2. TERM FOR EXERCISE. The Option shall become available for exercise beginning on the earlier of:

        (a) 180 days after the effective time of the Merger;

        (b) the date of the Employee's death;

        (c) the date of the Employee's disability (as defined below);

        (d) the business day before the effective date of any registration statement of the Surviving Corporation covering any of the Surviving Corporation's Class A Common Stock; or

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          (e) the business day before the effective time, closing or termination date of any merger or other business combination, tender offer, sale of all or substantially all of the assets of liquidation (or other similar transaction) involving the Surviving Company or its Class A Common Stock or Class B Common Stock, other than the Merger, subject to the provisions hereof, and provided that for purposes of paragraphs
(a), (d) and (e) of this Section 2, the Employee shall not have ceased to be employed by the Corporation. The Option shall expire ten years from the date hereof, and the Class B Shares available under the Option may be purchased at any time and from time to time in one or more installments.

     3. WHO MAY EXERCISE. During the lifetime of the Employee, the Option may be exercised only by him. If the Employee shall die during his employment by the Corporation or by a corporation that is a parent or subsidiary of the Corporation, or by a successor by merger to the Corporation or a parent or subsidiary of the Corporation, or at such other time as the Employee, if living, could have exercised his Option, and prior to the expiration date specified in
Section 2 hereof, the Option may be exercised to the extent of the number of Class B Shares available for exercise by the Employee on the date of his death, by the Employee's estate, personal representative or beneficiary who acquired the Option by will or by the laws of descent and distribution, at any time prior to the earlier of (a) the first anniversary of the Employee's death or (b) the expiration date specified in Section 2 hereof. On the earlier of such dates, the Option shall terminate.

     4. EXERCISE AFTER TERMINATION OF EMPLOYMENT. If the Employee shall cease other than by reason of death, to be employed by the Corporation or by a corporation that is a parent or a subsidiary of the Corporation, or by a successor by merger to the Corporation or a parent or subsidiary of the Corporation, the Option shall terminate on the earlier of the expiration date specified in Section 2 hereof or the date which is three months (or, if the Employee shall cease to be so employed by reason of disability (as defined in Section 105(d)(4) of the Internal Revenue Code of 1986, as amended) one year) after the day his employment ended. In the event of such termination of employment, the Options may be exercised to the extent of the number of Class B Shares with respect

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to which the Employee could have exercised it on the day his employment ends.

     5. RESTRICTIONS ON EXERCISE. The option may be exercised with respect to full Class B Shares. No fractional shares of stock shall be issued. the Option may not be exercised in whole or in part, and no certificates representing Class B Shares subject to the Option shall be delivered:

          (a) if any requisite approval or consent of any governmental authority of any kind having jurisdiction over the exercise of options shall not have been secured;

          (b) unless all applicable federal, state and local tax withholding requirements are satisfied.

The Corporation may (but need not) require as a condition to the exercise of the Option in whole or in part at any time that the Employee (or any person exercising the Option after his death in accordance with the provisions of
Section 3 hereof) represent to the Corporation or its successor by merger in writing that he is purchasing the Class B Shares to be acquired upon such exercise for his own account for investment only and not with a view to distribution or with any present intention of reselling any thereof.

     6. MANNER OF EXERCISE. To the extent the Option shall have become and remains exercisable as provided in this Agreement, and subject to such administrative regulations as the Board may adopt, the Option may be exercised from time to time in whole or in part, by notice to the Secretary of the Corporation in writing, specifying the number of Class B Shares with respect to which the Option is being exercised and accompanied by full payment of the option price for such Class B Shares in (a) cash or cash equivalents, (b) shares of stock of the Corporation or of any parent or subsidiary of the Corporation, or of any successor by merger to the Corporation or any parent or subsidiary of the Corporation, or stock of more than one of such companies, represented by certificates duly endorsed to the Corporation or its nominees or its successor by merger, having a market value equal to the option price, or (c) any combination of the foregoing, provided that the Employee may not pay all or part of the option price in shares of stock without the approval of the Board. The Board shall, in its good faith judgment, make all determinations of market


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value of consideration in connection with Section 6 of this Agreement. In the event that the Option shall be exercised by a person other than the Employee in accordance with the provisions of Section 3 hereof, such person shall furnish to the Corporation evidence satisfactory to it of his right to exercise the Option. The Corporation may require the Employee or other person exercising the Option to furnish or execute such documents as the corporation shall deem necessary to evidence such exercise, to determine whether registration is then required under the Securities Act of 1933, as amended (the "Securities Act"), or to comply with or satisfy the requirements of the Securities Act or any other law.

     7. NON-ASSIGNABILITY. The Option is not assignable or transferable except by will or by the laws of descent and distribution to the extent contemplated by
Section 3 hereof. At the request of the Employee, Class B Shares purchased on exercise of the Option will be issued in or transferred into the name of the Employee and another person with the right to survivorship.

     8. RIGHTS AS STOCKHOLDERS. The Employee shall have no rights as a stockholder with respect to any Class B Shares covered by the Option until the issuance of a certificate to him for such Class B Shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the issuance of such certificate or certificates.

     9. DISPOSITION OF SHARES. If the Employee disposes of any shares received upon exercise of the Option, whether by sale, exchange, gift, or otherwise within two years from the date the Option was granted, or within one year from the date the Class B Shares were transferred to him, the Employee shall notify the Secretary of the Corporation of the number of such Class B Shares, the date they were disposed of, the manner of disposition and the amount, if any, realized upon such disposition.

     10. CAPITAL AND OTHER ADJUSTMENTS. In the event of a stock dividend, stock split or share combination of the common stock, or any recapitalization or other transaction of the Corporation: (a) the number of the Class B Shares covered by the Option shall be proportionally adjusted so that the holder of the Option shall receive upon exercise of the Option, the number of Class B Shares which such holder would have owned or been entitled to receive after the happening of such event had


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the Option been exercised pursuant to this Agreement immediately prior to the happening of such event and (b) the purchase price per Class B Share covered by the Option shall be correspondingly and proportionally adjusted. To the extent deemed equitable and appropriate by the board, in its sole discretion, subject to any required action by the stockholders of the Corporation, in the event of any merger, consolidation, reorganization, liquidation or dissolution, the Option shall pertain to the securities and other property, if any, which a holder of the number of Class B Shares covered by the Option would have been entitled to receive in connection with such event. In the event that the Warrants (the "Warrants") issued as contemplated by Schedule III to the Commitment Letter, dated June 8, 1988, as amended, from Shearson Lehman Hutton Holdings Inc. shall cover less than 25% of the aggregate amount of the Class B Shares and the shares of Class A Common Stock of the Company (collectively, the "Shares"), the number of Class B Shares covered by the Option and this Agreement shall be adjusted downward so that the Class B Shares received by the Employee in the Merger, plus the number of Shares covered by this Option (as so adjusted), shall equal 15% of the Shares then outstanding, assuming exercise of the Warrants, and assuming that any other options or other similar rights in respect of the Shares are not exercised.

     11. NOTICE. Notice to the Secretary of the Corporation shall be deemed given in writing and mailed to the Secretary of the Corporation by first-class mail at the then principal office of the Corporation.

     12. INTERPRETATION OF AGREEMENT; GOVERNING LAW. The option is not intended to be an incentive stock option within the meaning of Section 422A of the Code. This Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of New York.

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     IN WITNESS WHEREOF, the Corporation and the Employee have duly executed this Agreement.


                                          WCK ACQUISITION CORP.

                                          By: /s/ MICHAEL WIENER
                                              --------------------------
                                              Name: Michael Wiener
                                              Title: Chairman of the Board
                                                     and Secretary

Attest:
                                              /s/ MEL KARMAZIN
                                              --------------------------
                                                  Mel Karmazin
/s/ FARID SULEMAN
-----------------------
Name: Farid Suleman
Title: Vice President-
       Finance


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                              AMENDMENT AGREEMENT

     AMENDMENT AGREEMENT, dated as of August 2, 1988, between WCK Acquisition Corp., a Delaware corporation (the "Corporation"), and Mel Karmazin (the "Employee").

     WHEREAS, the Corporation and the Employee entered into a Stock Option Agreement, dated as of June 27, 1988 (the "Stock Option Agreement"), pursuant to which the Corporation granted to the Employee an option (the "Option") to purchase an aggregate of 475,770 shares of the Corporation's Class B Common Stock, par value $0.01 per share (the "Class B Shares"); and

     WHEREAS, the Corporation and the Employee desire to amend the Stock Option Agreement to reduce the number of Class B shares subject to the Option;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

     1. AMENDMENTS. The Corporation and the Employee agree to amend the Stock Option Agreement by deleting the number "475,770" from the fourth line of
Section 1 of the Stock Option Agreement and substituting therefor the number "415,229".

     2. EFFECTIVENESS; RATIFICATION. The provisions of this Agreement shall become effective as of the date hereof and shall be binding upon and inure to the benefit of the parties to this Agreement. Except as amended hereby, the Stock Option Agreement shall remain in full force and effect.

     3. APPLICABLE LAW. This Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of New York.

     4. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

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     IN WITNESS WHEREOF, the Corporation and the Employee have duly executed this Agreement.

                                        WCK ACQUISITION CORP.

                                        By /s/ MICHAEL A. WIENER
                                           -------------------------
                                           Name: Michael A. Wiener
                                           Title: Secretary


                                           /s/ MEL KARMAZIN
                                           -------------------------
                                               Mel Karmazin


Attest:


/s/ Farid Suleman
--------------------------------
Name: Farid Suleman
Title: Vice President


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                                AMENDMENT NO. 1
                                       TO
                             STOCK OPTION AGREEMENT

     AMENDMENT NO. 1 to Stock Option Agreement, dated as of October 14, 1988, between Infinity Broadcasting Corporation, a Delaware corporation (the "Corporation," as the successor to WCK Acquisition Corp.), and Mel Karmazin (the "Employee").

     The Board of Directors of the Corporation (the "Board") has determined to increase the number of shares of the Corporation's Class B Common Stock, par value $.01 per share (the "Class B Shares"), covered by the option (the "Option") that was granted to the Employee pursuant to the Stock Option Agreement, dated as of June 27, 1988 (the "Option Agreement"). With this Amendment No. 1, the Board intends to increase the number of Class B Shares covered by the option so that upon exercise of the option the Employee would own approximately ___ of the outstanding shares of the Corporation's common stock, on a fully diluted basis. This percentage of ownership of the common stock of the Corporation by the Employee assumes (a) exercise of (i) options held by other employees of the Corporation, (ii) warrants held by Shearson Lehman Hutton Inc., and (iii) warrants issued in connection with the Corporation's 14.25% Senior Subordinated Discount Indentures Due August 1, 1999 for an aggregate number of the Corporation's shares of common stock equal to 22% of the Corporation's common stock, on a fully diluted basis and (b) completion of the purchase by the Corporation from Messrs. Wiener and Carres of a total of 183,472 Class B Shares. In accordance with the terms of a Stock Subscription Agreement, dated as of June 27, 1988, amended and restated as of August 1, 1988.

     To evidence this change in the Option, the Corporation and the Employee hereby agree that the option Agreement shall be amended as follows:

     Section 1. Section 1 of the Option Agreement shall be expanded and restated to read as follows, in its entirety:

          1. CONFIRMATION OF GRANT: OPTION PRICING. The Corporation hereby evidences and confirm its grant to the Employee, on the effective date set forth
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     above, of an option (the "Option") to purchase 542,135 Class B Shares at an option price of $0.10 per share.

     Section 2. Except as modified, amended, or supplemented hereby, and except as modified, amended or supplemented hereby, the Option Agreement shall remain unchanged on in full force and effect.

     Section 3. This Amendment No. 1 shall be construed and enforced in accordance with, and governed by, the Laws of the State of New York.

     IN WITNESS WHEREOF, the Corporation and the Employee have duly executed this Amendment No. 1.

                                        INFINITY BROADCASTING CORPORATION

                                        By /s/ MICHAEL A. WIENER
                                           -------------------------
                                           Michael A. Wiener
                                           Co-Chairman of the Board
                                           and Secretary


                                           /s/ MEL KARMAZIN
                                           -------------------------
                                           Mel Karmazin
                                           President and Chief
                                           Executive Officer


Attest:


/s/ FARID SULEMAN
--------------------------------
Farid Suleman
Vice President-Finance and
Chief Financial Officer